Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date:  July 22, 2009

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces a Profitable Second Quarter and Year to Date Results

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six months ended June 30, 2009.

SUMMARY:
•	Horizon’s second quarter 2009 net income was $2.1 million or $0.52 diluted earnings per share.
•	Horizon’s net income for the six months ended June 30, 2009 was $4.7 million or $1.22 diluted earnings per share.
•
Net interest margin contracted during the second quarter as Horizon elected to keep higher money market deposits on its balance sheet as a precaution against future cash needs.  The cash balances have returned to normal levels during the month of June.

•	Horizon continued to experience high residential mortgage refinance volumes through the second quarter.
•	Horizon’s quarterly provision to the loan and lease loss reserve increased by approximately $100,000 from the first quarter of 2009
•	Horizon’s non-performing loans increased to approximately $13.5 million as of June 30, 2009 from $10.5 million at the end of the first quarter.
•	Horizon’s non-performing loans to total loans ratio as of June 30, 2009 is 1.49%, which compares favorably to National and State of Indiana peer averages.1
•	Like all FDIC insured financial institutions, Horizon’s special assessment (based on its asset size) was $663,000 in the second quarter of 2009.
•	Horizon’s capital ratios continue to be maintained above the regulatory standards for well-capitalized banks.
•	Horizon opened its 19th branch on June 8, 2009 in Munster, Indiana.
•	Horizon held its annual shareholders’ meeting on Thursday, May 7, 2009. Shareholders approved all matters as presented.

- MORE -

1
National peer group: Consists of all insured commercial banks having assets between $1 Billion and $3 Billion as reported by the Uniform Bank Performance Report as of March 31, 2009.  Indiana peer group: Consists of 22 publicly traded banks all headquartered in the State of Indiana as reported by the Uniform Bank Performance Reports as of March 31, 2009.

Pg. 2 cont. Horizon Announces 2nd Quarter Earnings

“We continue to be proud of Horizon’s year-to-date performance given the economic challenges confronting the banking industry,” said Craig M. Dwight, Chief Executive Officer of Horizon Bancorp.  In addition, he commented, “Horizon has increased staff to focus on resolution of problem loans and to assist our customers to mitigate the potential for foreclosure.  As a community bank we are proud of our record of working with customers during challenging times.”

Performance Highlights:

Net income for the second quarter of 2009 was $2.1 million or $.52 diluted earnings per share.  This compares to $3.0 million or $.92 diluted earnings per share for the same quarter of the prior year.  Net income for the six months ended June 30, 2009 was $4.7 million or $1.22 diluted earnings per share.  This compares to $5.5 million or $1.70 diluted earnings per share for the same period of the prior year.

Diluted earnings per share were reduced by $.11 per share for the three months and $.21 per share for the six months ending June 30, 2009 resulting from the preferred stock dividends and the accretion of the discount on the preferred stock.  The preferred stock was issued in the fourth quarter of 2008 and therefore did not impact the three or six month periods ending June 30, 2008.

Net interest income increased $1.9 million for the three months and $4.4 million, for the six months ending June 30, 2009 due to an increase in interest earning assets and an increase in the net interest margin. The net interest margin was 3.65% for the six months ending June 30, 2009 compared to 3.24% in the prior year for the same period.  The second quarter net interest margin decreased to 3.51% from 3.78% for the first quarter primarily due to management’s decision to maintain higher liquidity levels and retain a higher balance in cash and cash equivalents generated from local money market deposits.  Cash and cash equivalents were back to more historical levels by June 30, 2009.

The improvement in year-to-date net interest income over the same period of the prior year is a result of Horizon’s ability to reduce the cost of interest bearing liabilities more than the reduction in the yields experienced on the interest earning assets.  In addition, interest rate floors on over 50.0% of the Company’s adjustable rate loans have helped in maintaining the yield on the interest earning assets.

The provision for loan losses was approximately $3.3 million for three months ending June 30, 2009 compared to $1.5 million for the same period the prior year.  The second quarter provision is similar to the $3.2 million reserve taken in the first quarter of 2009.  Consumer loan charge-offs continue to drive the need for higher quarterly provision for loan losses and appear to be stabilizing as the rate of growth has slowed.

Non-performing loans increased to $13.5 million at June 30, 2009 from $10.5 million at the end of the previous quarter.  This increase was primarily in commercial, commercial real estate and residential real estate loans.  We attribute the growth to economic conditions contributing to reduced business revenues and related increase in consumer bankruptcies.

- MORE -

Pg. 3 cont. Horizon Announces 2nd Quarter Earnings

The residential mortgage loan activity continued to be strong through the second quarter as evidenced by volumes higher than prior year in both the conventional residential mortgage and mortgage warehouse business lines.  The conventional residential mortgage refinancing activity has increased the gain on sale of loans by $2.1 million for the six months ending June 30, 2009 when compared to the same period in the prior year.

The primary cost to originate residential mortgage loans is the commissions paid to mortgage originators and this accounted for most of the increase in salary and benefits, which was $1.2 million higher for the six months ended June 30, 2009 when compared to the same period in the prior year.

In the second quarter of 2008 the Company recorded non-interest income from a death benefit on officer life insurance totaling $538,000, which was tax-free income.  This additional income (which was included in the results from 2008) should be considered when comparing the results to 2009.

During the second quarter of 2009 a special FDIC assessment was required in addition to the higher assessment rates that were already in place.  The Company estimated and recorded an additional FDIC expense in the second quarter of $663,000.  For the three and six months ended June 30, 2009 the Company’s FDIC expense was $1.1 million and $1.4 million compared to $142,000 and $258,000 for the same periods in the prior year.

Other items

Horizon held its annual shareholders’ meeting on Thursday, May 7, 2009.  The following incumbent directors were re-elected to three-year terms: Robert C. Dabagia, Lawrence E. Burnell, Peter L. Pairitz, and Spero W. Valavanis.  In addition, the shareholders ratified BKD as Horizon’s independent auditors and approved a non-binding vote in support of Horizon’s executive compensation.

Horizon opened its 19th full service office on June 8, 2009.  The branch is located at 10429 Calumet Avenue, Munster, Indiana 46321.  This is Horizon’s second full service branch location in Lake County.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached on the World Wide Web at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

- MORE -

Pg. 4 cont. Horizon Announces 2nd Quarter Earnings

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be accurate.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
Unaudited – dollars in thousands except share and per share data and ratios)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Balance sheet:
Total assets	$1,343,296	$1,442,851	$1,306,857	$1,188,631	$1,194,447
Short term investments	10,418	6,444	2,679	1,186	1,378
Investment securities	331,941	327,289	303,268	230,837	252,791
Commercial loans	313,857	313,840	310,842	304,997	303,179
Mortgage warehouse loans	163,083	186,058	123,287	101,992	82,865
Real estate loans	146,096	160,478	167,766	168,058	168,940
Installment loans	272,394	273,728	280,072	282,900	283,430
Earning assets	1,260,807	1,288,214	1,206,494	1,107,429	1,115,241
Non-interest bearing deposit accounts	83,940	81,000	83,642	86,093	81,212
Interest bearing transaction accounts	388,954	489,699	428,931	334,121	349,767
Time deposits	375,256	406,790	328,596	329,208	361,307
Borrowings	349,499	320,956	324,383	328,442	293,423
Long-term borrowings	27,837	27,837	27,837	27,837	27,837
Common stockholders' equity	82,965	82,236	79,196	75,072	73,613
Total stockholders’ equity	107,194	106,427	103,350	75,072	73,613

Income statement:
Net interest income	$11,263	$11,416	$9,689	$9,403	$9,335
Provision for loan losses	3,290	3,197	2,163	3,137	1,490
Other income	4,516	4,494	3,369	3,351	3,898
Other expenses	9,928	9,397	8,230	8,283	8,239
Income tax expense	497	681	543	2	514
Net income	2,064	2,635	2,122	1,332	2,990
Preferred stock dividend	(350)	(350)	-	-	-
Net income available to shareholders	1,714	2,285	2,122	1,332	2,990

Per share data:
Basic earnings per share	$0.53	$0.71	$0.64	$0.42	$0.93
Diluted earnings per share	0.52	0.70	0.64	0.41	0.92
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.17
Book value per common share	25.85	25.62	24.68	23.39	22.94
Market value - high	19.45	13.21	24.52	25.73	23.89
Market value - low	$11.00	$10.50	$12.29	$16.36	$17.56
Basic common shares outstanding	3,209,482	3,209,482	3,209,482	3,209,482	3,208,419
Diluted common shares outstanding	3,270,178	3,250,424	3,246,664	3,255,409	3,238,331

Key ratios:
Return on average assets	0.59%	0.79%	0.71%	0.45%	1.01%
Return on average common stockholders' equity	8.01	11.18	10.49	6.97	15.68
Net interest margin	3.51	3.78	3.57	3.45	3.40
Loan loss reserve to loans	1.40	1.23	1.29	1.22	1.16
Non-performing loans to loans	1.49	1.11	0.89	0.77	0.67
Average equity to average assets	7.80	7.94	6.65	6.45	6.44
Bank only capital ratios:
Tier 1 capital to average assets	8.15	8.51	9.44	7.64	7.54
Tier 1 capital to risk weighted assets	11.88	11.45	11.89	10.04	10.12
Total capital to risk weighted assets	13.13	12.61	13.11	11.22	11.23

HORIZON BANCORP
Financial Highlights
(Unaudited – dollars in thousands except share and per share data and ratios)

	Six months ended
	June 30,	June 30,
	2009	2008
Balance sheet:
Total assets	$1,343,296	$1,194,447
Short term investments	10,418	1,378
Investment securities	331,941	252,791
Commercial loans	313,857	303,179
Mortgage warehouse loans	163,083	82,865
Real estate loans	146,096	168,940
Installment loans	272,394	283,430
Earning assets	1,260,807	1,115,241
Non-interest bearing deposit accounts	83,940	81,212
Interest bearing transaction accounts	388,954	349,767
Time deposits	375,256	361,307
Borrowings	349,499	293,423
Long-term borrowings	27,837	27,837
Common stockholders' equity	82,965	73,613
Total stockholders’ equity	107,194	73,613

Income statement:
Net interest income	$22,679	$18,258
Provision for loan losses	6,487	2,268
Other income	9,010	7,111
Other expenses	19,325	16,266
Income tax expense	1,178	1,317
Net income	4,699	5,518
Preferred stock dividend	(700)	-
Net income available to shareholders	3,999	5,518

Per share data:
Basic earnings per share	$1.25	$1.72
Diluted earnings per share	1.22	1.70
Cash dividends declared per common share	0.32	0.32
Book value per common share	25.85	22.95
Market value - high	19.45	24.46
Market value - low	$10.50	$17.56
Basic common shares outstanding	3,209,482	3,207,825
Diluted common shares outstanding	3,267,314	3,241,656

Key ratios:
Return on average assets	0.69%	0.91%
Return on average common stockholders' equity	9.66	14.77
Net interest margin	3.65	3.24
Loan loss reserve to loans	1.40	1.16
Non-performing loans to loans	1.49	0.67
Average equity to average assets	7.81	6.13
Bank only capital ratios:
Tier 1 capital to average assets	8.15	7.52
Tier 1 capital to risk weighted assets	11.88	10.12
Total capital to risk weighted assets	13.13	11.23

HORIZON BANCORP
Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands)

	June 30, 2009 (Unaudited)	March 31, 2009 Unaudited)	December 31, 2008 (Unaudited)
Commercial	$3,076	$2,441	$3,202
Real estate	1,511	1,038	973
Mortgage warehousing	1,453	1,428	1,354
Installment	6,609	6,682	5,881
Unallocated	—	—	—
Total	$12,649	$11,589	$11,410

Net Charge-offs
(Dollars in Thousands)

	Three months ended
	(Unaudited)
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Commercial	$262	$1,076	$(5)	$1,276	$32
Real estate	214	50	26	(50)	224
Mortgage warehousing	—	—	—	—	—
Installment	1,754	1,892	1,257	1,198	1,103
Total	$2,230	$3,018	$1,278	$2,424	$1,359

Total Non-performing Loans
(Dollars in Thousands)

	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008 (Unauditied)
Commercial	$7,959	$6,474	$5,167
Real estate	3,764	2,446	1,904
Mortgage warehousing	—	—	—
Installment	1,754	1,549	792
Total	$13,477	$10,469	$7,863

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands)

	June 30, 2009 (Unaudited)	March 31, 2009 Unaudited)	December 31, 2008 Unaudited)
Commercial	$—	$—	$—
Real estate	2,212	2,492	2,874
Mortgage warehousing	—	—	—
Installment	115	204	207
Total	$2,327	$2,696	$3,081

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$11,247	$7	0.25%	$11,395	$59	2.08%
Interest-earning deposits	61,369	39	0.25%	3,210	19	2.38%
Investment securities - taxable	247,847	2,765	4.47%	182,099	2,136	4.72%
Investment securities - non-taxable	91,812	947	5.52%	82,148	862	5.63%
Loans receivable (2)	921,903	15,091	6.57%	840,330	14,194	6.80%
Total interest-earning assets (1)	1,334,178	18,849	5.70%	1,119,182	17,270	6.22%

Noninterest-earning assets
Cash and due from banks	15,634			13,595
Allowance for loan losses	(11,316)			(9,625)
Other assets	72,835			67,652

	$1,411,331			$1,190,804

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$851,522	$3,993	1.88%	$732,477	$4,697	2.58%
Borrowings	329,891	3,222	3.92%	270,171	2,846	4.24%
Subordinated debentures	27,837	371	5.35%	27,837	392	5.66%
Total interest-bearing liabilities	1,209,250	7,586	2.52%	1,030,485	7,935	3.10%

Noninterest-bearing liabilities
Demand deposits	82,914			76,802
Accrued interest payable and other liabilities	9,137			7,437
Shareholders' equity	110,030			76,080

	$1,411,331			$1,190,804

Net interest income/spread		$11,263	3.18%		$9,335	3.12%

Net interest income as a percent of average interest earning assets (1)			3.51%			3.40%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  Interest income is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands)

	Six Months Ended			Six Months Ended
	June 30, 2009			June 30, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$7,509	$9	0.24%	$29,019	$425	2.95%
Interest-earning deposits	34,453	44	0.26%	8,990	138	3.09%
Investment securities - taxable	246,591	5,607	4.59%	174,847	4,199	4.83%
Investment securities - non-taxable	90,573	1,867	5.54%	81,861	1,699	5.56%
Loans receivable (2)	919,758	29,996	6.58%	854,849	29,561	6.96%
Total interest-earning assets (1)	1,298,884	37,523	5.86%	1,149,566	36,022	6.31%

Noninterest-earning assets
Cash and due from banks	15,216			17,351
Allowance for loan losses	(11,356)			(9,673)
Other assets	76,229			67,991

	$1,378,973			$1,225,235

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$818,341	$7,989	1.97%	$775,110	$11,291	2.93%
Borrowings	334,628	6,114	3.68%	265,235	5,674	4.30%
Subordinated debentures	27,837	741	5.37%	27,837	799	5.77%
Total interest-bearing liabilities	1,180,806	14,844	2.54%	1,068,182	17,764	3.34%

Noninterest-bearing liabilities
Demand deposits	81,358			75,008
Accrued interest payable and other liabilities	9,146			7,265
Shareholders' equity	107,663			74,780

	$1,378,973			$1,225,235

Net interest income/spread		$22,679	3.32%		$18,258	2.97%

Net interest income as a percent of average interest earning assets (1)			3.65%			3.24%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  Interest income is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2009	2008
	(Unaudited)
Assets
Cash and due from banks	$13,885	$36,001
Federal Reserve and fed funds sold	2,695	-
Cash and cash equivalents	16,580	36,001
Interest-bearing deposits	10,418	2,679
Investment securities, available for sale	319,066	301,638
Investment securities, held to maturity	12,875	1,630
Loans held for sale	9,793	5,955
Loans, net of allowance for loan losses of $12,649 and $11,410	882,781	870,557
Premises and equipment	30,210	28,280
Federal Reserve and Federal Home Loan Bank stock	13,225	12,625
Goodwill	5,787	5,787
Other intangible assets	1,597	1,751
Interest receivable	6,051	5,708
Cash value life insurance	22,792	22,451
Deferred tax asset	2,520	2,580
Other assets	9,601	9,215
Total assets	$1,343,296	$1,306,857

Liabilities
Deposits
Non-interest bearing	$83,940	$83,642
Interest bearing	764,210	757,527
Total deposits	848,150	841,169
Borrowings	349,499	324,383
Subordinated debentures	27,837	27,837
Interest payable	1,657	1,910
Other liabilities	8,959	8,208
Total liabilities	1,236,102	1,203,507

Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, no par value, $1,000 liquidation value
Authorized, 1,000,000 shares
Issued 25,000 shares
Common stock, $.2222 stated value	24,229	24,154
Authorized, 22,500,000 shares
Issued, 3,266,611 and 3,254,482 shares	1,114	1,114
Additional paid-in capital	9,785	9,650
Retained earnings	70,807	67,804
Accumulated other comprehensive income	1,259	628
Total stockholders’ equity	107,194	103,350
Total liabilities and stockholders’ equity	$1,343,296	$1,306,857

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$15,091	$14,194	$29,996	$29,561
Investment securities
Taxable	2,811	2,214	5,660	4,762
Tax exempt	947	862	1,867	1,699
Total interest income	18,849	17,270	37,523	36,022

Interest Expense
Deposits	3,993	4,697	7,989	11,291
Borrowed funds	3,222	2,846	6,114	5,674
Subordinated debentures	371	392	741	799
Total interest expense	7,586	7,935	14,844	17,764

Net Interest Income	11,263	9,335	22,679	18,258
Provision for loan losses	3,290	1,490	6,487	2,268

Net Interest Income after Provision for Loan Losses	7,973	7,845	16,192	15,990

Other Income
Service charges on deposit accounts	974	989	1,908	1,910
Wire transfer fees	261	122	508	227
Interchange fees	456	214	844	402
Fiduciary activities	824	1,021	1,741	1,906
Gain on sale of loans	1,671	661	3,584	1,465
Mortgage servicing net of impairment	(32)	29	(166)	5
Increase in cash surrender value of bank owned life insurance	185	221	341	449
Death benefit on officer life insurance	-	538	-	538
Loss on sale of securities	-	(15)	-	(15)
Other income	177	118	250	224
Total other income	4,516	3,898	9,010	7,111

Other Expenses
Salaries and employee benefits	4,894	4,220	9,725	8,495
Net occupancy expenses	899	918	1,931	1,890
Data processing	396	350	775	682
Professional fees	310	291	705	540
Outside services and consultants	351	308	677	612
Loan expense	644	552	1,210	1,010
FDIC deposit expense	1,059	142	1,351	258
Other losses	82	141	467	242
Other Expenses	1,293	1,317	2,484	2,537
Total other expenses	9,928	8,239	19,325	16,266

Income Before Income Tax	2,561	3,504	5,877	6,835
Income tax expense	497	514	1,178	1,317

Net Income	2,064	2,990	4,699	5,518
Preferred stock dividend and discount accretion	(350)	-	(700)	-

Net Income Available to Common Shareholders	$1,714	$2,990	$3,999	$5,518

Basic Earnings Per Share	$0.53	$0.93	$1.25	$1.72
Diluted Earnings Per Share	$0.52	$0.92	$1.22	$1.70